Exhibit 4.2

FOURTH SUPPLEMENTAL INDENTURE

This FOURTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of May 8, 2025 (the “Effective Date”), by and among CHS/Community Health Systems, Inc., a Delaware corporation (the “Issuer”), the parties that are signatories hereto as Guarantors (the “Guarantors”) and Regions Bank, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H:

WHEREAS, each of the Issuer, the Guarantors party thereto and the Trustee have heretofore executed and delivered an indenture dated as of November 19, 2019 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance on such date of an aggregate principal amount of $1,700,394,000 of 6.875% Senior Unsecured Notes due 2028 (the “Notes”) of the Issuer;

WHEREAS, the Issuer has offered to purchase for cash, subject to the terms and conditions as set forth in the Offer to Purchase and Consent Solicitation Statement, dated April 23, 2025, any and all outstanding Notes from the Holders of the Notes (the “Tender Offer”) and, in conjunction with the Tender Offer, has solicited consents from the Holders of the Notes to the amendments to the Indenture contained herein (the “Consent Solicitation”);

WHEREAS, Section 9.2 of the Indenture provides that, subject to certain exceptions inapplicable hereto, the Issuer, the Guarantors and the Trustee are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture, with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes) (the “Requisite Consent”);

WHEREAS, the Issuer has received the Requisite Consent to effect amendments to the Indenture as set forth in Article II hereof, based on reports provided by Global Bondholder Services Corporation, as the depositary and the information agent in the Tender Offer and the Consent Solicitation, and has delivered evidence of the Requisite Consent to the Trustee;

WHEREAS, the Issuer has delivered or caused to be delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each of even date herewith, in compliance with Section 9.6 and Section 13.4 of the Indenture, that all conditions precedent in the Indenture and the Notes have been complied with and, in addition, that the amendments to the Indenture contained herein are authorized or permitted by the Indenture and valid, binding and enforceable against the Issuer and the Guarantors;

WHEREAS, the Issuer and Guarantors have requested the Trustee to join in the execution of this Supplemental Indenture; and

WHEREAS, the execution and delivery of this Supplemental Indenture has been duly authorized by the Issuer, the Guarantors and the Trustee and all conditions and requirements necessary to make this instrument a valid and binding agreement have been duly performed and complied with.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Guarantors and the Trustee mutually covenant and agree for the benefit of the Trustee and the Holders of the Notes as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

CONSENTED AMENDMENTS

SECTION 2.1. Amendments to Certain Covenants of the Indenture. Subject to Section 4.5 hereof, the following sections of the Indenture are hereby amended to read as follows and any and all references to such sections and provisions of the Indenture which are amended, modified, replaced or deleted and any and all obligations thereunder are hereby deleted throughout the Indenture, and such sections and references shall be of no further force or effect:

a) Section 3.2 of the Indenture is hereby amended and restated in its entirety as follows:

“SECTION 3.2. [INTENTIONALLY OMITTED]”

b) Section 3.3 of the Indenture is hereby amended and restated in its entirety as follows:

“SECTION 3.3. [INTENTIONALLY OMITTED]”

c) Section 3.4 of the Indenture is hereby amended and restated in its entirety as follows:

“SECTION 3.4. [INTENTIONALLY OMITTED]”

d) Section 3.5 of the Indenture is hereby amended and restated in its entirety as follows:

“SECTION 3.5. [INTENTIONALLY OMITTED]”

e) Section 3.6 of the Indenture is hereby amended and restated in its entirety as follows:

“SECTION 3.6. [INTENTIONALLY OMITTED]”

f) Section 3.7 of the Indenture is hereby amended and restated in its entirety as follows:

“SECTION 3.7. [INTENTIONALLY OMITTED]”

g) Section 3.8 of the Indenture is hereby amended and restated in its entirety as follows:

“SECTION 3.8. [INTENTIONALLY OMITTED]”

h) Section 3.9 of the Indenture is hereby amended and restated in its entirety as follows:

“SECTION 3.9. [INTENTIONALLY OMITTED]”

i) Section 3.10 of the Indenture is hereby amended and restated in its entirety as follows:

“SECTION 3.10. [INTENTIONALLY OMITTED]”

j) Section 3.11 of the Indenture is hereby amended and restated in its entirety as follows:

“SECTION 3.11. [INTENTIONALLY OMITTED]”

k) Section 3.12 of the Indenture is hereby amended and restated in its entirety as follows:

“SECTION 3.12. [INTENTIONALLY OMITTED]”

l) Section 3.13 of the Indenture is hereby amended and restated in its entirety as follows:

“SECTION 3.13. [INTENTIONALLY OMITTED]”

m) Section 3.14 of the Indenture is hereby amended and restated in its entirety as follows:

“SECTION 3.14. [INTENTIONALLY OMITTED]”

n) Section 3.16 of the Indenture is hereby amended and restated in its entirety as follows:

“SECTION 3.16. [INTENTIONALLY OMITTED]”

o) Section 3.18 of the Indenture is hereby amended and restated in its entirety as follows:

“SECTION 3.18 [INTENTIONALLY OMITTED]”

p) Section 4.1(a)(3) of the Indenture is hereby amended and restated in its entirety as follows:

“(3) [INTENTIONALLY OMITTED]; and”

q) Section 6.1(a) of the Indenture is hereby amended and restated in its entirety as follows:

“(a) Each of the following is an “Event of Default”:

(1) default in any payment of interest on any Note when due and payable, continued for 30 days;

(2) default in the payment of the principal amount of or premium, if any, on any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

(3) failure by the Issuer or Holdings to comply with its obligations under Article IV;

(4) failure by the Issuer or any Guarantor to comply for 60 days after written notice by the Trustee on behalf of the Holders or by the Holders of 30% in principal amount of the outstanding Notes with any other agreement or obligation contained in the Notes or this Indenture;

(5) [INTENTIONALLY OMITTED];

(6) Holdings or the Issuer pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case or proceeding;

(B) consents to the entry of an order for relief against it in an involuntary case or proceeding;

(C) consents to the appointment of a Custodian of it or for substantially all of its property;

(D) makes a general assignment for the benefit of its creditors;

(E) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it; or

(F) takes any comparable action under any foreign laws relating to insolvency;

(7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against Holdings or the Issuer in an involuntary case;

(B) appoints a Custodian of Holdings or the Issuer for substantially all of its property;

(C) orders the winding up or liquidation of Holdings or the Issuer; or

(D) or any similar relief is granted under any foreign laws and the order, decree or relief remains unstayed and in effect for 60 consecutive days;

(8) [INTENTIONALLY OMITTED]; or

(9) any Note Guarantee ceases to be in full force and effect, other than in accordance with the terms of this Indenture, or a Guarantor denies or disaffirms its obligations under its Note Guarantee, other than in accordance with the terms thereof or upon release of such Note Guarantee in accordance with this Indenture or, without limiting Section 6.1(a)(6) or (7), in connection with the bankruptcy of a Subsidiary Guarantor, so long as the aggregate assets of such Subsidiary Guarantor and any other Subsidiary Guarantor whose Note Guarantee ceased to be in full force and effect as a result of a bankruptcy are less than $150,000,000.”

SECTION 2.2. Amendments to Certain Definitions. Subject to Section 4.5 hereof, Section 1.1 of the Indenture is hereby amended by deleting those definitions which appear solely in the text deleted from the Indenture pursuant to the amendments contained in Section 2.1 herein. All cross-references in the Indenture to sections and clauses deleted by this Article II shall also be deleted in their entirety as applicable.

ARTICLE III

AMENDMENTS TO THE NOTES

The Notes include certain of the foregoing provisions from the Indenture to be deleted or amended pursuant to Article II hereof. As of the Effective Date, such provisions referenced in the Notes shall be deemed deleted or amended as applicable.

ARTICLE IV

MISCELLANEOUS

SECTION 4.1. Notices. All notices and other communications shall be given as provided in the Indenture.

SECTION 4.2. Effectiveness. This Supplemental Indenture shall become effective and binding on the Issuer, the Guarantors, the Trustee and every Holder of the Notes heretofore or hereafter authenticated and delivered under the Indenture, upon the execution and delivery by the parties to this Supplemental Indenture as of the Effective Date.

SECTION 4.3. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 4.4. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 4.5. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 4.6. The Trustee. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

SECTION 4.7. Counterparts. The parties hereto may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Any signature to this Supplemental Indenture may be delivered by facsimile, electronic mail (including .pdf) or any electronic signature complying with the U.S. Federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law; provided that notwithstanding anything herein to the contrary, the Trustee is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee pursuant to procedures approved by the Trustee.

SECTION 4.8. Headings. The headings of the Articles and the Sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

CHS/COMMUNITY HEALTH SYSTEMS, INC.

By:	/s/ R. Gabriel Ottinger
Name:	R. Gabriel Ottinger
Title:	Senior Vice President and Treasurer

COMMUNITY HEALTH SYSTEMS, INC.

By:	/s/ R. Gabriel Ottinger
Name:	R. Gabriel Ottinger
Title:	Senior Vice President and Treasurer

[Signature Page to Fourth Supplemental Indenture (2028 Notes)]

Affinity Health Systems, LLC	Health Management General Partner, LLC
Affinity Hospital, LLC	Hernando HMA, LLC
Birmingham Holdings II, LLC	HMA Hospitals Holdings, LP
Birmingham Holdings, LLC	HMA Santa Rosa Medical Center, LLC
Bluffton Health System LLC	HMA Services GP, LLC
Brandon HMA, LLC	HMA-TRI Holdings, LLC
Bullhead City Hospital Corporation	Hospital Management Associates, LLC
Bullhead City Hospital Investment Corporation	Hospital Management Services of Florida, LP
Campbell County HMA, LLC	Jackson HMA, LLC
Carlsbad Medical Center, LLC	Jefferson County HMA, LLC
Carolinas Holdings, LLC	Kay County Hospital Corporation
Carolinas JV Holdings General, LLC	Kay County Oklahoma Hospital Company, LLC
Carolinas JV Holdings II, LLC	Key West HMA, LLC
Carolinas JV Holdings, L.P.	Kirksville Hospital Company, LLC
Central Florida HMA Holdings, LLC	Knox Hospital Company, LLC
Central States HMA Holdings, LLC	Knoxville HMA Holdings, LLC
CHS Receivables Funding, LLC	La Porte Health System, LLC
CHSPSC, LLC	La Porte Hospital Company, LLC
Citrus HMA, LLC	Laredo Texas Hospital Company, L.P.
Clarksville Holdings, LLC	Las Cruces Medical Center, LLC
Cleveland Hospital Company, LLC	Longview Clinic Operations Company, LLC
Cleveland Tennessee Hospital Company, LLC	Longview Medical Center, L.P.
Clinton HMA, LLC	Longview Merger, LLC
Cocke County HMA, LLC	LRH, LLC
Community Health Investment Company, LLC	Lutheran Health Network of Indiana, LLC
CP Hospital GP, LLC	Marshall County HMA, LLC
CPLP, LLC	MCSA, L.L.C.
Crestview Hospital Company, LLC	Metro Knoxville HMA, LLC
Crestwood Healthcare, L.P.	Mississippi HMA Holdings I, LLC
Crestwood Hospital LP, LLC	Mississippi HMA Holdings II, LLC
Crestwood Hospital, LLC	Moberly Hospital Company, LLC
Desert Hospital Holdings, LLC	Naples HMA, LLC
Detar Hospital, LLC	Natchez Hospital Company, LLC
DHFW Holdings, LLC	Navarro Hospital, L.P.
Dukes Health System, LLC	Navarro Regional, LLC
Florida HMA Holdings, LLC	NC-DSH, LLC
Foley Hospital Corporation	North Okaloosa Medical Company, LLC
Frankfort Health Partner, Inc.	Northwest Arkansas Hospitals, LLC
Gadsden Regional Medical Center, LLC	Northwest Hospital, LLC
Granbury Hospital Corporation	Northwest Sahuarita Hospital, LLC
Greenbrier VMC, LLC	NOV Holdings, LLC
GRMC Holdings, LLC	NRH, LLC
Hallmark Healthcare Company, LLC	Oak Hill Hospital Corporation
Health Management Associates, LLC	Oro Valley Hospital, LLC
Health Management Associates, LP	Palmer-Wasilla Health System, LLC
Health Management General Partner I, LLC	Poplar Bluff Regional Medical Center, LLC

By:	/s/ R. Gabriel Ottinger
Name:	R. Gabriel Ottinger
Title:	Senior Vice President and Treasurer

Acting on behalf of each of the Guarantors set forth above

[Signature Page to Fourth Supplemental Indenture (2028 Notes)]

Port Charlotte HMA, LLC	Triad - El Dorado, Inc.
Punta Gorda HMA, LLC	Triad Healthcare, LLC
QHG Georgia Holdings, Inc.	Triad Holdings III, LLC
QHG of Bluffton Company, LLC	Triad Holdings IV, LLC
QHG of Clinton County, Inc.	Triad Holdings V, LLC
QHG of Enterprise, Inc.	Triad Nevada Holdings, LLC
QHG of Forrest County, Inc.	Triad of Alabama, LLC
QHG of Fort Wayne Company, LLC	Triad-Navarro Regional Hospital Subsidiary, LLC
QHG of Hattiesburg, Inc.	Venice HMA, LLC
QHG of Springdale, Inc.	VHC Medical, LLC
Regional Hospital of Longview, LLC	Vicksburg Healthcare, LLC
River Oaks Hospital, LLC	Victoria Hospital, LLC
River Region Medical Corporation	Victoria of Texas, L.P.
ROH, LLC	Warsaw Health System LLC
Roswell Hospital Corporation	Webb Hospital Corporation
Scranton Holdings, LLC	Webb Hospital Holdings, LLC
Scranton Hospital Company, LLC	Wesley Health System LLC
Siloam Springs Arkansas Hospital Company, LLC	WHMC, LLC
Siloam Springs Holdings, LLC	Wilkes-Barre Behavioral Hospital Company, LLC
Southeast HMA Holdings, LLC	Wilkes-Barre Holdings, LLC
Southwest Florida HMA Holdings, LLC	Wilkes-Barre Hospital Company, LLC
Statesville HMA, LLC	Woodland Heights Medical Center, LLC
Tennessee HMA Holdings, LP	Woodward Health System, LLC
Tennyson Holdings, LLC

By:	/s/ R. Gabriel Ottinger
Name:	R. Gabriel Ottinger
Title:	Senior Vice President and Treasurer

Acting on behalf of each of the Guarantors set forth above

[Signature Page to Fourth Supplemental Indenture (2028 Notes)]

REGIONS BANK, as Trustee

By:	/s/ LeVon Griffin
Name:	LeVon Griffin
Title:	Vice President

[Signature Page to Fourth Supplemental Indenture (2028 Notes)]